Exhibit 99.2

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (“Agreement”) is made and entered into by and between BASF Corp. (“BASF”) and Nanophase Technologies Corp. (“Nanophase”) (as defined herein) (each a “Party,” and collectively, the “Parties”).

WHEREAS, BASF filed the Lawsuit against Nanophase arising from the Parties’ Zinc Oxide Supply Agreement, amendments to same and alleged breaches thereof (BASF Corp. v. Nanophase Technologies Corp., Docket No. MRS-L-1396-22 (Sup. Ct. Law Div. N.J.) (the “Lawsuit”);

WHEREAS, Nanophase subsequently plead counterclaims against BASF in the Lawsuit;

WHEREAS, arm’s length settlement negotiations have taken place between BASF and Nanophase, and this Agreement embodies all of the terms and conditions of the good-faith settlement between BASF and Nanophase, and has been reached as a result of the Parties’ negotiations;

WHEREAS, BASF and Nanophase have concluded, after due investigation and after carefully considering the relevant circumstances including, without limitation, the Parties’ respective Claims that the other Party engaged in unlawful activity in connection with the Parties’ Zinc Oxide Supply Agreement and subsequent amendments to same, the Parties’ legal and factual defenses thereto, and the applicable law, that it would be in the best interests of the Parties to enter into this Agreement in order to avoid the uncertainties and expense, risk, and burden of litigation, to obtain the settlement consideration and releases contemplated by this Agreement, and to put to rest with finality all claims that have been or could have been asserted against the BASF Releasees and the Nanophase Releasees (as defined herein) by the BASF Releasors or Nanophase Releasors (as defined herein);

WHEREAS, each Party to the Agreement expressly denies that it committed any unlawful conduct in connection with any of the Claims;

WHEREAS, the Parties have been and are represented by independent legal counsel with regard to this Agreement, and have been fully advised of any and all legal rights they may have;

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party to the Agreement, it is hereby covenanted and agreed by and between the Parties hereto as follows:

1.                  Recitations. The recitations set forth above are incorporated herein by reference and are expressly made part of this Agreement.

2.                  Definitions. The following capitalized terms, as used in this Agreement, have the following meanings:

a.                   “Amendment No. 5 to Zinc Oxide Supply Agreement” shall refer to the Amendment No. 5 to Zinc Oxide Supply Agreement attached as Exhibit D to this Settlement Agreement, which superseded the ZnO Exclusivity MOU and the Supply MOU.

b.                  “Nanophase” means Nanophase Technologies Corporation.

c.                “Nanophase Releasees” shall refer jointly and severally, individually, and collectively to (i) Nanophase; (ii) the present and former direct and indirect parents, subsidiaries, divisions, affiliates, or associates of Nanophase; and (iii) the present and former officers, directors, members, partners, managers, agents, employees, legal representatives, trustees, heirs, executors, administrators, purchasers, insurers, predecessors, successors, and assigns of each of the foregoing.

d.                “Nanophase Releasors” shall refer jointly and severally, individually, and collectively to (i) Nanophase; (ii) the present and former direct and indirect parents, subsidiaries, divisions, affiliates, or associates of Nanophase; and (iii) the present and former officers, directors, members, partners, managers, agents, employees, legal representatives, trustees, heirs, executors, administrators, purchasers, insurers, predecessors, successors, and assigns of each of the foregoing.

e.                “Claims” means all manner of allegations, demands, prayers for relief, causes of action, damages, liabilities, costs, expenses, penalties, and attorneys’ fees asserted by the BASF Releasors and Nanophase Releasors, whether directly, representatively, derivatively, or in any other capacity, asserted in the Lawsuit or based on the same or substantially similar facts and legal theories as those asserted, or those that could have been asserted based on any fact known by the relevant Party or Releasor at the time of this settlement and related to the underlying suit or claims pursued in the underlying Lawsuit. The Parties expressly do not release and expressly reserve any unknown claims;

f.                   “Execution Date” means April 10, 2024.

g.                  “BASF” means BASF Corp.

h.                  “BASF Releasees” shall refer jointly and severally, individually, and collectively to (i) BASF; (ii) the present and former direct and indirect parents, subsidiaries, divisions, affiliates, or associates of BASF; and (iii) the present and former officers, directors, members, partners, managers, agents, employees, legal representatives, trustees, heirs, executors, administrators, purchasers, insurers, predecessors, successors, and assigns of each of the foregoing.

i.                    “BASF Releasors” shall refer jointly and severally, individually, and collectively to (i) BASF; (ii) the present and former direct and indirect parents, subsidiaries, divisions, affiliates, or associates of BASF; and (iii) the present and former officers, directors, members, partners, managers, agents, employees, legal representatives, trustees, heirs, executors, administrators, purchasers, insurers, predecessors, successors, and assigns of each of the foregoing.

j.                    “Binding Memoranda of Understanding” shall refer collectively to: (1) the Binding Memorandum of Understanding Regarding Zinc Oxide Exclusivity in the 1999 Zinc Oxide Supply Agreement and its Amendments between BASF Corp. and Nanophase Technologies Corp., dated November 27, 2023 (the “ZnO Exclusivity MOU”); (2) the Binding Memorandum of Understanding Regarding Development of a Modified Zinc Oxide Powder for Purchase and Supply Under the 1999 Zinc Oxide Supply Agreement and its Amendments between BASF Corp. and Nanophase Technologies Corp., dated December 21, 2023 (the “[*] Exclusivity MOU”); and, (3) the Binding Memorandum of Understanding Regarding the Purchase and Supply of Zinc Oxide Under the 1999 Zinc Oxide Supply Agreement and its Amendments between BASF Corp. and Nanophase Technologies Corp., dated December 21, 2023 (the “Supply MOU”).

k.                  “Lawsuit” means BASF Corp. v. Nanophase Technologies Corp., Docket No. MRS-L-1396-22 (Sup. Ct. Law Div. N.J.) (filed August 9, 2022).

3.                  All Claims Satisfied by the Binding Memoranda of Understanding and Amendment No. 5 to Zinc Oxide Supply Agreement. The Binding Memoranda of Understanding and Amendment No. 5 to Zinc Oxide Supply Agreement are hereby incorporated into this Settlement Agreement (attached hereto as Exhibits A, B, C, and D, respectively). The Parties shall look solely to the Binding Memoranda of Understanding, Amendment No. 5 to Zinc Oxide Supply Agreement, and other consideration expressly described therein for settlement and satisfaction of all Claims released by this Agreement, including any associated fees, costs, or other expenses. The parties agree to execute Amendment No. 5 to Zinc Oxide Supply Agreement at the time this Settlement Agreement is executed, at which time Amendment No. 5 shall supersede the ZnO Exclusivity MOU and Supply MOU. The Parties shall not be liable for any costs or attorneys’ fees incurred by the other Party (or any third party).

4.                  Dismissal of the Lawsuit with Prejudice. Not later than five (5) business days after the Execution Date of the Agreement, BASF agrees to file a stipulation of dismissal (attached hereto as Exhibit E), signed by counsel for BASF and counsel for Nanophase, voluntarily dismissing the Lawsuit with prejudice with each Party to bear its own fees and costs.

5.                  Mutual Releases. BASF and Nanophase hereby release each other from the Claims.

6.                  Nanophase’s Covenant Not to Sue. Nanophase covenants and agrees that it will forever refrain from instituting, maintaining, prosecuting, or continuing to maintain or prosecute any suit, lawsuit, action, or administrative proceeding, or collecting from, seeking to recover from, or proceeding against any of the BASF Releasees in connection with any of the Claims, or to assist any third party in commencing or maintaining any suit against any BASF Releasee related in any way to any of the Claims. Nanophase also covenants and agrees that BASF shall have the right to enforce Nanophase’s covenant not to sue in any suit, action, or other proceeding whether or not BASF is a party thereto.

7.                  BASF’s Covenant Not to Sue. BASF covenants and agrees that it will forever refrain from instituting, maintaining, prosecuting, or continuing to maintain or prosecute any suit, lawsuit, action, or administrative proceeding, or collecting from, seeking to recover from, or proceeding against any of the Nanophase Releasees in connection with any of the Claims, or to assist any third party in commencing or maintaining any suit against any Nanophase Releasee in any way to any of the Claims or to assist any third party in commencing or maintaining any suit against any Nanophase Releasee related in any way to the Claims. BASF also covenants and agrees that Nanophase shall have the right to enforce BASF’s covenant not to sue in any suit, action, or other proceeding whether or not Nanophase is a party thereto.

8.                  The Illinois Action. Nanophase, on behalf of the Nanophase Releasors, represents and warrants that, as of the date of this Agreement and excluding the Lawsuit and the previously dismissed with prejudice Illinois action (Nanophase Technologies Corp., v. BASF Corp., No. 2022CH08863, (Cir. Ct. Cook Cty. Ill., Ch. Div.)), they have not filed or asserted any Claims against a BASF Releasee in any court, tribunal, or other forum, and this Agreement would operate as a complete bar and discharge of any such Claims. BASF, on behalf of the BASF Releasors, represents and warrants that, as of the date of this Agreement and excluding the Lawsuit and the previously dismissed with prejudice Illinois action, they have not filed or asserted any Claims against a Nanophase Releasee in any court, tribunal, or other forum, and this Agreement would operate as a complete bar and discharge of any such Claims.

9.                  Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

10.               No Admission. The Parties expressly agree that this Agreement and any and all statements, negotiations, documents, and discussions associated with it, shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing or of the truth of any of the Claims or any other pleading or filing, and evidence thereof shall not be discoverable or used, directly or indirectly, in any way in any action or proceeding.

11.               Confidentiality. The Parties agree not to reveal the terms and conditions of this Agreement, the Binding Memoranda of Understanding, all documents or other information in any form concerning the development or other work performed by or on behalf of any Party under or in connection with the [*] Exclusivity MOU, any aspect of the negotiation of this Agreement, Amendment No. 5 to Zinc Oxide Supply Agreement, or the settlement that is the subject of this Agreement except as may be reasonably necessary: (a) for the enforcement of this Agreement; (b) to comply with any applicable law or an order of a court of competent jurisdiction; or (c) to comply with applicable securities law requirements (including, without limitation, Nanophase filing this Agreement and Amendment No. 5 to Zinc Oxide Agreement, and its Appendix and Exhibit, with the U.S. Securities Exchange Commission, with a concurrent request for confidential treatment of commercially sensitive information in those SEC filings) or for the purpose of financial reporting, the preparation of financial records (e.g., tax returns, financial statements, etc.) or review in the ordinary course of business by lending institutions or potential or actual third-party investors. Each Party shall give reasonable notice to the other Party before complying with an order compelling disclosure, in order to give the other Party sufficient time to protect its interests. Nothing herein shall prohibit a Party from disclosing any information regarding this Agreement to a parent or affiliate, so long as that parent or affiliate is notified that the Agreement remains subject to this confidentiality agreement. Nor shall anything herein prohibit a Party from disclosing to business partners or customers, in general terms and without providing specifics, that the Parties have successfully and amicably resolved their dispute.

12.               Non-Disparagement Clause. The Parties agree that, unless required to do so by legal process, both Parties, including all officers and directors, will not make any disparaging statements or representations related to the Lawsuit or the Claims, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party, its affiliates, or any of its directors, officers, employees, attorneys, agents, or representatives. For purposes of this paragraph, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

13.               Discovery or Subpoena. In the event that any Party receives a subpoena or discovery request in a civil action (“Receiving Party”) that would require production of this Agreement, disclosure of its terms, or disclosure of documents related to negotiation of the settlement that is the subject of this Agreement to third parties, or, such Receiving Party shall timely notify the other party (“Other Party”) and provide it with copies of any such subpoena and/or discovery request. Upon receipt of such notice, the Other Party may, in its discretion and so long as there is a reasonable basis for doing so, at the Other Party’s expense, oppose the discovery request and/or move to quash the subpoena, as the case may be, and the Receiving Party shall fully cooperate with such opposition by the Other Party.

14.               Indemnification as to the [*] MOU Products.

(a)	Nanophase will, at its expense, defend against, hold BASF harmless from, and pay any final judgment against BASF or any customer of BASF arising out of (1) any claim that a product made, used, purchased, sold, or developed in connection with the [*] Exclusivity MOU (“[*] MOU Products”) infringed a patent, a trade secret or any other proprietary right (unless such claim results from designs or specifications provided by BASF) or (2) any third-party claim arising out of Nanophase’s gross negligence or willful misconduct, except if caused wholly by BASF’s own willful misconduct; provided that (i) BASF notifies Nanophase in writing of such claim or action, and (ii) Nanophase shall conduct the defense of such claim or action subject to the effective participation of BASF. In defending any claim or action referred to in clause (1) above, Nanophase may, at its option, agree to any settlement in which Nanophase shall either (x) procure, for the benefit of BASF, the right to continue to make and have made, use and sell the [*] MOU Products; or (y) modify the [*] MOU Products or the method of manufacture thereof so that their making, use and sale shall no longer infringe, to the extent that the exercise of either such option does not result in a material adverse change in the [*] MOU Products or their cost. If Nanophase shall fail to diligently and effectively defend any such claim or action, BASF shall have the right to assume the defense without diminishing Nanophase’s indemnity obligations hereunder.

(b)	BASF will, at its expense, defend against, hold Nanophase harmless from, and pay any final judgment against Nanophase arising out of (1) any claim that modifications of the [*] MOU Products by BASF or use of such products in the Field infringed a patent, a trade secret or any other proprietary right (unless such claim results from infringements by Nanophase against which BASF is indemnified in (a) above) or (2) any third-party claim arising out of sale of the [*] MOU Products (other than claims against which BASF is indemnified in (a) above); provided that (i) Nanophase notifies BASF in writing of such claim or action, and (ii) BASF shall conduct the defense of such claim or action subject to the effective participation of Nanophase. If BASF shall fail to diligently and effectively defend any such claim or action, Nanophase shall have the right to assume the defense without diminishing BASF’s indemnity obligations hereunder.

15.               Headings. The headings used in this Agreement are intended for the convenience of the reader only and shall not affect the meaning or interpretation of this Agreement.

16.               Interpretation and Construction. Neither Party hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof. This Agreement shall be construed and interpreted to effectuate the intent of the Parties, which is to provide, through this Agreement, for a complete resolution of the Claims, as broadly defined.

17.               Choice of Law. All terms of this Settlement Agreement shall be governed by and construed in accordance to the substantive laws of the State of New York.

18.               Amendment: Waiver. This Agreement shall not be modified in any respect except by a writing executed by the Parties hereto, and the waiver of any rights conferred hereunder shall be effective only if made by written instrument of the waiving Party. The waiver by any Party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Agreement.

19.               Execution in Counterparts. This Agreement may be executed in counterparts. Facsimile or e-mailed .pdf signatures shall be considered as valid signatures as of the date hereof, although the original signature pages shall thereafter be appended to this Agreement.

20.               Integrated Agreement. This Agreement, including the incorporated Binding Memoranda of Understanding and Amendment No. 5 to Zinc Oxide Supply Agreement, contains an entire, complete, and integrated statement of each and every term and provision agreed to by the Parties hereto, and is not subject to any condition not provided for herein. This Agreement supersedes any and all prior and contemporaneous discussions; negotiations, or agreements, written or oral, with respect to the subject matter hereof. No other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, respecting such matters, that are not specifically incorporated herein, shall be deemed in any way to exist or to bind the Parties. The Parties may hereafter discover facts other than or different from those that they know or believe to be true with respect to the subject matter of this settlement, but the subsequent discovery or existence of such different or additional facts shall have no bearing on the validity of this Agreement once executed and shall not serve as a basis for the Parties to challenge or otherwise seek to rescind, terminate, or cancel the settlement or this Agreement.

21.               Severability. If any provision of this Agreement shall be held invalid by operation of law or by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect, and may be independently enforced to the fullest extent permitted by law.

22.               Cure. If it appears to either Party that the other Party may be in breach of its obligations under this Agreement, they shall promptly notify the Party believed to be in breach and shall defer any action to enforce the terms of the Agreement for ten (10) business days or such other period as may be agreed upon by the Parties. If the Party believed to be in breach cures the potential breach (or demonstrates that no breach occurred) within that period, then the Party who provided notice of the potential breach shall have no action to enforce the Agreement for the alleged breach.

23.               Notice. All communications to be provided pursuant to, or in connection with, this Agreement shall be in writing and shall be sent by mail or overnight delivery, with a copy by e-mail, at the addresses set forth below, or to such other individuals and addresses as each Party may designate in writing from time to time:

If to BASF:

Vincent J. Montalto

DLA Piper LLP

51 John F. Kennedy Pky

Short Hills, New Jersey 07081

(973) 220-2143

Vincent.montalto@us.dlapiper.com

[Or the responsible relationship attorney for BASF Corp. at the time of Dispute]

If to Nanophase:

David L. Weinstein

Taft Stettinius & Hollister LLP

111 East Wacker Drive, Suite 2600

Chicago, Illinois 60601

(312) 836-4146

DWeinstein@taftlaw.com

[Or the responsible relationship attorney for Nanophase Technologies Corp. at the time of Dispute]

24.               Authorization to Enter Agreement. The undersigned representatives of BASF and Nanophase covenant and represent, respectively, that each is fully authorized to enter into and to execute this Agreement on behalf of their respective clients.

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Settlement Agreement and Release to be executed as set forth below.

AGREED AND ACCEPTED BY:

BASF Corp.

Dated: April 10, 2024	/s/ Vincent Montalo

Counsel for BASF

Nanophase Technologies Corp.

Dated: April 10, 2024	/s/ David L. Weinstein

Counsel for Nanophase

Exhibit A

BINDING MEMORANDUM OF UNDERSTANDING

REGARDING ZINC OXIDE EXCLUSIVITY IN THE 1999 ZINC OXIDE SUPPLY AGREEMENT AND ITS AMENDMENTS BETWEEN BASF CORP. AND NANOPHASE TECHNOLOGIES CORP.

SUBJECT TO NJRE 408 and INADMISSABLE

This Memorandum of Understanding ("MOU") is entered into as of [November 27 2023]("Effective Date") by Nanophase Technologies Corp., a Delaware corporation with principal place of business at 1319 Marquette Dr., Romeoville, IL, USA ("Nanophase") on one side, BASF Corp., a Delaware corporation with principal place of business at 100 Park Ave., Florham Park, NJ ("BASF", and together with Nanophase, the "Parties") on the other side:

Preamble: The Definitions and Material Terms of this MOU shall be binding upon the Parties as of the Effective Date of this MOU. The Parties agree to amend all provisions in the 1999 Zinc Oxide Supply Agreement and its Amendments necessary to incorporate the terms agreed in this MOU. All other terms shall be finalized and memorialized in a Settlement Agreement ("Settlement Agreement") between the Parties. The Settlement Agreement, once fully executed, shall serve as a full and final resolution of the case captioned BASF Corp. v. Nanophase Technologies Corp., Docket No. MRS-L-001396-22, in the Superior Court of New Jersey, Morris County, and shall fully and finally resolve additional disputes related to BASF Zinc Oxide [*] and supply chain/supply/inventory issues. This MOU shall be incorporated by reference in the Settlement Agreement. If that Settlement Agreement is not fully executed by the Parties within thirty ("30") days of the Effective Date, either party may uniformly and upon written notice terminate this MOU and all binding terms contained herein. Neither this MOU, nor any of its terms, nor any of the negotiations or proceedings connected with it shall be offered as evidence or received in evidence in any pending or future action or proceeding of any type whatsoever provided, however, that the fully executed Settlement Agreement may be offered in order to enforce the terms thereof.

Definitions

Zinc Oxide means a mineral composition containing zinc oxide.

Finished Good means a product containing Zinc Oxide that, except for packaging or labeling; is in final dosage form, a form for use in final consumer market products (containing all active and inactive ingredients). Finished Goods for commercial use shall not be modified, manufactured, processed, compounded, altered, or changed in any way by Nanophase (or its Affiliates) or any third party following the transfer, shipping or sending of such product by Nanophase (or Affiliates) to any third party.

Ingredient means any Zinc Oxide or composition containing Zinc Oxide, including coated or uncoated powder, dispersions, and mixtures, that is not a Finished Good or Custom Dispersion.

Custom Dispersions means Zinc Oxide or a Zinc Oxide composition in any form other than powder having a Zinc Oxide content of greater than [*]%, but not to exceed [*]%, by weight of composition, that Nanophase or its Affiliates solely developed for a particular customer.

Nanophase-Developed Finished Product means a Finished Good containing Zinc Oxide that, if the composition of such Finished Good were patented or patentable in the United States, at least one inventor of such patent would, at the time of invention, be a Nanophase (or its Affiliate) employee or agent under U.S. patent law. For avoidance of doubt, a Finished Good need not be actually patented or patentable to be a Nanophase-Developed Finished Product.

Field has the same meaning as in the prior agreement (as in Amendment No. 1, dated as of January 2001). The Parties agree that "skin care products," as that term is used in the Field definition, include, without limitation, deodorants and antiperspirants.

Affiliate means a person or corporate entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person or corporate entity.

BASF Zinc Oxide means (a) Zinc Oxide and Zinc Oxide compositions developed, made, manufactured, processed, supplied, or sold by Nanophase (or its Affiliates) for or to BASF at any time prior to the Effective Date, and (b) and modifications or variations of (a)), made at any time, that would, if made with respect to Zinc Oxide or a Zinc Oxide composition to be sold in the [****].

Other Zinc Oxide means Zinc Oxide and Zinc Oxide compositions that are, on or after the Effective Date of this Amendment, under development or first developed, manufactured, made or produced by Nanophase (or its Affiliates), and which are not BASF Zinc Oxide.

Material Terms

1.	Nanophase (or its Affiliates) can supply, offer for sale or sell Nanophase-Developed Finished Products, in either final packaging or bulk form to be repackaged, in the Field anywhere in the world.

2.	Nothing herein limits Nanophase in any respect outside of the Field.

3.	BASF has exclusive rights for use as an Ingredient in any product sold in the Field anywhere in the world to any and all BASF Zinc Oxide. Nanophase can supply and sell Zinc Oxide sold under the brand name ZO-S1 (which may be encompassed within one of the following current INCI names: Zinc Oxide (and) [*****]; Zinc Oxide (and) [****]; or currently proposed future INCI names: Zinc Oxide (and) [*****]; or Zinc Oxide (and) [*] for use as an Ingredient in any product sold in the Field only to the single customer to which Nanophase supplied such ZO-S1 powder prior to the Effective Date and only with a composition identical to that supplied to such customer prior to the Effective Date provided, however, that Nanophase may after the Effective Date substitute an ingredient in such composition only to the extent required to comply with governmental regulations and if the composition has essentially the same [*****] as before and after the ingredient substitution.

4.	BASF has the right of first refusal for use as an Ingredient in any product sold in the Field anywhere in the world to any and all Other Zinc Oxide. Nanophase must offer all Other Zinc Oxide to BASF for use as an Ingredient in any product sold in the Field anywhere in the world on an exclusive basis, and may only offer or sell such Other Zinc Oxide to third parties upon BASF's refusal thereof.

5.	Nanophase (or its Affiliates) can supply and sell Custom Dispersions for use in the Field to the extent that:

a.	Nanophase (or its Affiliates) began selling such Custom Dispersion to a customer prior to the Effective Date of this MOU and sells that Custom Dispersion only to that customer (including its Affiliates); OR

b.	Nanophase (or its Affiliates) first sells such Custom Dispersion on or after the Effective Date of this MOU and sells that Custom Dispersion only to the customer (including its Affiliates) for whom it was developed up to a maximum amount of [*] metric tons per [*], as measured by the [**] Zinc Oxide by [**] composition.

6.	Except for supply or sale of Zinc Oxide or Zinc Oxide compositions permitted above, Nanophase cannot supply or sell Zinc Oxide or Zinc Oxide compositions for use in the Field anywhere in the world.

7.	Governing Law: This MOU, and the Settlement Agreement, if executed, shall be governed by and construed in accordance with the laws of New York.

8.	Dispute Resolution: Any dispute, controversy or claim arising out of or in connection with this MOU and, if executed, the Settlement Agreement, including but not limited to any question regarding its existence, interpretation, performance, validity or termination shall be exclusively submitted to and finally resolved by the courts of the State of New Jersey.

9.	Except to the extent they require amendment to incorporate and reflect the terms set forth above, all terms and conditions of the 1999 Zinc Oxide Supply Agreement and its Amendments shall remain in full effect in accordance with their terms.

/s/	/s/

BASF CORP.	NANOPHASE TECHNOLOGIES CORP.

NAME: Nader Mahmoud	NAME: Jess Jankowski

TITLE : VP, Business Management Personal Care, NA	TITLE: President &
Chief Executive Officer

DATE: November 27, 2023	DATE: November 27, 2023

Exhibit B

BINDING MEMORANDUM OF UNDERSTANDING

REGARDING DEVELOPMENT OF A MODIFIED ZINC OXIDE POWDER FOR PURCHASE AND
SUPPLY UNDER THE 1999 ZINC OXIDE SUPPLY AGREEMENT AND ITS AMENDMENTS BETWEEN

BASF CORP. AND

NANOPHASE TECHNOLOGIES CORP.
SUBJECT TO NJRE 408 and INADMISSABLE

This Memorandum of Understanding ("MOU") is entered into as of December 21, 2023 ("Effective Date") by Nanophase Technologies Corp., a Delaware corporation with principal place of business at 1319 Marquette Dr., Romeoville, IL, USA ("Nanophase") on one side, BASF Corp., a Delaware corporation with principal place of business at 100 Park Ave., Florham Park, NJ ("BASF", and together with Nanophase, the "Parties") on the other side:

Preamble: The Definitions and Material Terms of this MOU shall, once fully executed, be binding upon the Parties as of the Effective Date of this MOU. The terms of this MOU shall be finalized and memorialized in a Settlement Agreement ("Settlement Agreement") between the Parties. The Settlement Agreement, once fully executed, shall serve as a full and final resolution of the case captioned BASF Corp. v. Nanophase Technologies Corp., Docket No. MRS-L-001396-22, in the Superior Court of New Jersey, Morris County, and shall fully and finally resolve additional disputes related to BASF Zinc Oxide supply exclusivity and supply chain/supply/inventory issues. This MOU shall be incorporated by reference in the Settlement Agreement. If that Settlement Agreement is not fully executed by the Parties within thirty ("30") days of the Effective Date, either party may uniformly and upon written notice terminate this MOU and all binding terms contained herein. The Parties agree, upon successful conclusion of the [*] project that is the subject of this MOU, to amend all provisions in the 1999 Zinc Oxide Supply Agreement and its Amendments, as amended as of the time the [*] project is completed ("Zinc Oxide Agreement") necessary to incorporate the terms agreed in this MOU, as applicable. Neither this MOU, nor any of its terms, nor any of the negotiations or proceedings connected with it shall be offered as evidence or received in evidence in any pending or future action or proceeding of any type whatsoever provided, however, that the fully executed Settlement Agreement may be offered in order to enforce the terms thereof.

Definitions

Zinc Oxide means a mineral composition containing zinc oxide.

Benchmark means the average of [*] lots of [*****], procured by BASF, with [*]% of each lot then shipped by BASF to Nanophase. In the event BASF is unable to secure [***] samples, then the parties will mutually agree in writing on an alternative benchmark or means of comparison. Such writing shall be deemed an amendment to this MOU and shall substitute that alternative benchmark as the defined Benchmark in this provision.

"[**] Just Noticeable Difference" or "[**] JND" means the minimum difference in [***] between two different Zinc Oxide samples that can be discerned in a consumer test panel at a statistically significant level. The method of determining [**] JND is by (1) creating a test set of [*] samples of Zinc Oxide having different [***] (as measured by methods described in [*]) that span a nominal [***], (2) having a consumer test panel visually evaluate the series of [*] samples and report where [*] differences are observed from the nominal [**] sample, and (3) analyzing the observations to determine the average [*] values (both low and high) of the samples reported to be different from the [*] value and closest in value to the [*] value. The [**] JND represents the average minimum and maximum [**] values closest in value to but discernable from the [*] value. BASF and Nanophase will agree in advance of testing on [***]. Zinc Oxide [*], and other necessary test parameters.

Internal

Material Terms

1. Nanophase must use its commercially reasonable efforts to develop, scale up, and make available to BASF a Zinc Oxide powder with [**] compared to the Zinc Oxide powder sold as of the Effective Date by Nanophase to BASF ("Improved Product"). The Improved Product will be offered to BASF on a commercial scale under the parties' Zinc Oxide Agreement. Upon completion of the project contemplated herein, Nanophase and BASF agree to negotiate commercially reasonable terms for Nanophase's supply of the Improved Product, consistent with the parties' approach in negotiating commercial terms for Nanophase's supply of other Zinc Oxide products to BASF. Nothing herein obligates BASF to purchase the improved Product.

2. The Improved Product must:

a.	have a [**] that is [*] than the sum of the maximum [**] JND and the [**] value of the Benchmark (Reference methods: [*] where the Benchmark, [*] (control) and Improved Product are measured as [*] samples on[*****] formulated in a common vehicle, at a common [***], and at a common Zinc Oxide [*], where the [**], and Zinc Oxide [*] are determined by agreement of the subject matter experts at Nanophase and BASF to optimize the [*] for the comparison; and

b.	in [**] testing, by [**] method at a [*] cm [*] using powder dispersed to [*]% wilw in [*] using a common [****] (measured at [**]) and [*] (measured at [*] nm), have the same or higher [*] compared to the Benchmark; and

c.	meet consumer acceptance, in comparison to Benchmark and [*], through [*] difference in [***] at Tarrytown Consumer Testing Center using the Test Method — [****], as set forth in the attached SOP methodology; and

d.	be acceptable to a subset of BASF's potential customers, selected by BASF, based on customer feedback; and

e.	pass Process Qualification and Stability testing completed to API standards conforming to [**] FDA guidance and requirements.

i. Demonstrated minimum [*]-year shelf life.

3.	a. If a proposed Improved Product does not satisfy Sec. 2a. or Sec. 2b., Nanophase must modify the product as necessary until either the product satisfies both Sec. 2a. and 2.b or the parties mutually agree in good faith and in writing that an Improved Product is not achievable using commercially reasonable efforts.

Internal

b.	Upon development of a potential Improved Product that has satisfied Sec. 2.a and Sec. 2.b., if the potential Improved Product does not satisfy one or more requirements of Sec. 2.c through 2.e of this MOU, Nanophase must modify the product up to [*] times to address the deficiencies. The modified potential Improved Product will be tested under Section 2a through 2.e and subject to the other the terms of this MOU. For avoidance of doubt, after Nanophase has developed a proposed Improved Product that satisfies Sec. 2.a and Sec. 2.b, Nanophase must develop up to [*] versions of a proposed Improved Product as necessary to satisfy all requirements of Sec. 2.

c.	In making any modifications to proposed Improved Products under Sections 3.a or 3.b., Nanophase must consider and implement all reasonable modification proposals and suggestions made by BASF.

4.	Nanophase must begin work on the Improved Product according to the timeline/plan attached hereto within [*] business days after the later of (a) the Settlement Agreement being fully executed or (b) Nanophase receiving its portion of the Benchmark samples. The Improved Product must be completed and available for commercial production within [*] weeks of beginning work. If Nanophase modifies the proposed Improved Product in accordance with Sec. 3 of this MOU, the [*]-week completion deadline shall be extended accordingly based on the point at which the prior proposed Improved Product failed and the modifications necessary.

5.	Nanophase shall bear all costs of developing the Improved Product except that BASF will bear its own costs of evaluating Nanophase's material.

6.	If Nanophase does not successfully develop an Improved Product that meets the terms and conditions of each of Sections 2a, 2b, 2c, and 2e of this MOU, then BASF's [*] obligation under Section [*] of the 1999 Zinc Oxide Supply Agreement, as amended as of the effective date of the Settlement Agreement ("Settlement Amended Zinc Oxide Agreement"), shall [*] from [*]% of BASF's requirements to [*] of its requirements. For avoidance of doubt, the [*] on of BASF's purchase obligation from [*]% to [*]% shall apply regardless of (a) the reason the proposed Improved Product does not satisfy Sections 2a, 2b, 2c, or 2e, (b) the stage of development of the proposed Improved Product upon its failure to satisfy Sections 2a, 2b, 2c, or 2e, and (c) whether Nanophase satisfies it obligation to use commercially reasonable efforts but nonetheless does not achieve an Improved Product satisfying Sections 2a, 2b, 2c, and 2e.

7.	Intellectual Property.

a.	Previously Developed Technology. Except as set forth in any other prior or future agreement between BASF and Nanophase, including, as applicable, the Zinc Oxide Agreement or Settlement Amended Zinc Oxide Agreement, as applicable, all technology owned or controlled by either party before the Effective Date, or developed or acquired by that party independent of activities undertaken in connection with Nanophase's developing and testing a [**] zinc oxide powder, shall remain in the sole ownership and/or control of that party or its affiliate, assignee, licensee, or other designee.

Internal

b.	[**] Development Technology. Subject to BASF's rights herein and in the Exclusivity MOU, as between the Parties Nanophase shall have the entire and exclusive worldwide rights, title, and interest in and to all technology developments created by the Parties in their work on the [*] project set forth herein, relating to: (i) methods of manufacturing [**] zinc oxide powder; (ii) use and sale of [**] zinc oxide powder or dispersions for Finished Goods and Custom Dispersions (each as defined in the Exclusivity MOU) in the Field; and (iii) use and sale of [**] zinc oxide powder and dispersions other than for uses in the Field. Nanophase, in its sole discretion and expense, shall have the right to prepare, file, prosecute, maintain, and enforce patents and patent applications directed to (i), (ii), or (iii) above.

8.	Governing Law: This MOU, and the Settlement Agreement, if executed, shall be governed by and construed in accordance with the laws of New York.

9.	Dispute Resolution: Any dispute, controversy or claim arising out of or in connection with this MOU and, if executed, the Settlement Agreement, including but not limited to any question regarding its existence, interpretation, performance, validity or termination shall be exclusively submitted to and finally resolved by the courts of the State of New Jersey.

10.	Except to the extent they require amendment to incorporate and reflect the terms set forth above upon successful conclusion of the project set forth herein, all terms and conditions of the Zinc Oxide Agreement or Settlement Amended Zinc Oxide Agreement, as applicable, shall remain in full effect in accordance with their terms.

BASF CORPORATION NANOPHASE TECHNOLOGIES CORP.

/s/	/s/
SIGNATURE	SIGNATURE

PRINTED	PRINTED

NAME: Nader Mahmoud	NAME: Jess Jankowski

TITLE: VP, Business Management Personal Care, NA	TITLE: President & Chief Executive Officer

DATE: December 21, 2023	DATE: December 21, 2023

Internal

. BASF We create chemistry	Procedure Number: TCTC-003-009.00	Page: 1 of 2
Location: Tarrytown, New York
Department: Tarrytown Consumer Testing Center
Supersedes: New
	Originated By: [*]	Date: 11/28/23
	Reviewed By: [*]	Date: 11/29/23
	Approved By: [*]	Date: 11/29/23
STANDARD OPERATING PROCEDURE
TITLE: Tarrytown Consumer Testing Center Descriptive Analysis —[*] Parameters

1.    OBJECTIVE

The following methodology outlines the best practices to assess appearance and rub out properties (sensorially) of a cosmetic/cream base containing mineral [*] by an expert evaluator/panel. This is a modification of the standard skin feel descriptive analysis method developed by the industry representatives of [***].

Specifically, this protocol standardizes the procedure for grading the "residual" [****] once a product is absorbed. All grading is being conducted by an expert panel at the BASF Tarrytown Consumer Testing Center.

2.    GENERAL TEST PROCEDURE

A modified descriptive analysis session involving a group of trained evaluators will assess each product for appearance on [*] during [**] and upon full absorption across various [***] (Fitzpatrick grading and pictures to be taken, before & after grading).

3.    TEST MATERIALS

3.1 Product(s) to be evaluated: (to be detailed in protocol, product(s) must be blind to evaluators)

3.2 [****]

3.3 Syringes or pipettes

3.4 Data entry ballot

3.5 [*****] or nonabrasive soap such as Ivory

3.6 Images to be taken using standard camera with consistent lighting/set up.

4.    TEST PANEL

Expert Evaluators will rate the [*] of each product on various [****]. Panel will be selected based on [******]. Full [***] sessions will transpire prior to the study.

5.    SAMPLE & SKIN PRE-CONDITIONING

5.1 Product samples will be preconditioned for [*] hours prior to conducting panel at room temperature.

5.2 Panelist will [****] and [*] with [**] for [*] seconds to ensure no [**]. They will pat dry with paper towel and wait [*] minutes to allow [**] to equilibrate.

Internal

BASF We create chemistry	Procedure Number: TCTC-003-009.00	Page: 2 of 2
Location: Tarrytown, New York
Department: Tarrytown Consumer Testing Center
Supersedes: New
	Originated By: [*]	Date: 11/28/23
	Reviewed By: [*]	Date: 11/29/23
	Approved By: [*]	Date: 11/29/23
STANDARD OPERATING PROCEDURE
TITLE: Tarrytown Consumer Testing Center Descriptive Analysis — [*] Parameters

6.       PROCEDURE

6.1.1 At the beginning of the session, a [**] will be used to make a [*]” [*] on [****].

6.1.2 [*]cc of product will be applied to the [*] of the [*] using a syringe.

6.1.3 Spread the measured amount of product within the square using [****], using a gentle circular motion —stroke at a rate of [*] rotations per [*].

6.1.4 After [*] Rubs, evaluate for [*] (the amount of product remaining and degree of [**]. (none/high)

6.1.5 Continuing rubbing until product loses the [***] and [*] to continued pressure is perceived. Maximum number of [*] or number of [*] from initial application will be determined in calibration session and noted within protocol.

6.1.6 Visually analyze [*] and evaluate for [**] ([***]).

6.1.7 Pictures of sites will be taken.

7.       ATTACHMENTS

7.1       [**] Method

Internal

Based on [***] 9/12/2023

Process Step		Description	Timing	Owner	Notes
prelim		Establish [*****]: starting at [*] nm [*] and [*]% [*]	[*] weeks	[*]	Start ASAP
prelim		Establish [****]: starting [*] [*]% in [**]	[*] weeks	[*]	Start ASAP
prelim		Establish [****] powders using standard industry processing equipment	[*] weeks	[**]	Start ASAP
	1	Establish [*****] Based on [****] for use in consumer panel evaluation	[*] weeks	[*]	1 and 1A concurrent
	1	Trained Panel shows statistical consumer acceptance and [**] improvement for improved product over benchmark	[*] weeks	[*]	1 and 1A concurrent
	1	Quantification By [**] – improved product shows [**] than benchmark	[*] weeks	[*]	1 and 1A concurrent
	1A	[****] Study	[*] weeks	[*]	1 and 1A concurrent
	1A	Establish [*], %[*], [**], [*] (preliminary product specs)	[*] weeks	[*]	1 and 1A concurrent
	2	[**] Adjustment (within spec to improve [*])	[*] weeks	[*]	This can be [****], each equaling [*] weeks
Checkpoint		Does Optimized Particle [******]?	Yes/No
		Does Optimized Particle Meet BASF consumer acceptance requirement via [****]?	Yes/No
		Does BASF formulation indicate Particle is appropriate for sampling [*****]?	Yes/No
	3	[*] kg Sample Production of [**] Blender	[*] weeks	[*]	[*] weeks each [***] pending checkpoint
	4	Customer Sampling and Validation	[*] weeks	[*]	At [***] and [*], additional [**] can be produced
	5	Design of Experiment established by [*]	[*] weeks	[*]
Regulatory		Will BASF Accept [****]?	Yes – move to [*]	[*]
			No – move to [*****]	[*]
		Will BASF Accept [*****]	Yes – move to [***]	[*]
		Will BASF Accept [*****]	No – move to [*]
	7	[*] x [*] kg Sample Production of [*****]	[*]	[*]
	8	[*****] and [*****]	[*]	[*]
	9	[*****] and [*****]	[*]	[*]
Checkpoint		[*] Passed	Yes/No
	6	Establish [**]	[*] weeks		run [*]
	6	Create [**] Documentation	[*] weeks		run [*]
	6	Establish [*] Size and [*] Configuration	[*] weeks		run [*]
	10	Create [**] Plan	[*] pending [**] discussion	[**]
Checkpoint		Initiate [***]
	12	First [***] as [*] and Placed on [***]	[*] pending [**] discussion/regulatory	[**]	[*] allows for [*****] production
	13	Produce and Ship to [**]	[*] pending [**] discussion	[**]
END OF PROCESS

Exhibit C

BINDING MEMORANDUM OF UNDERSTANDING

REGARDING PURCHASE AND SUPPLY OF ZINC OXIDE UNDER THE 1999 ZINC OXIDE SUPPLY
AGREEMENT AND ITS AMENDMENTS BETWEEN BASF CORP. AND

NANOPHASE TECHNOLOGIES CORP.

SUBJECT TO NJRE 408 and INADMISSABLE

This Memorandum of Understanding ("MOU") is entered into as of December 21, 2023("Effective Date") by Nanophase Technologies Corp., a Delaware corporation with principal place of business at 1319 Marquette Dr., Romeoville, IL, USA ("Nanophase") on one side, BASF Corp., a Delaware corporation with principal place of business at 100 Park Ave., Florham Park, NJ ("BASF", and together with Nanophase, the "Parties") on the other side:

Preamble: The Definitions and Material Terms of this MOU shall, once fully executed, be binding upon the Parties as of the Effective Date of this MOU. The Parties agree to amend all provisions in the 1999 Zinc Oxide Supply Agreement and its Amendments necessary to incorporate the terms agreed in this MOU. All other terms shall be finalized and memorialized in a Settlement Agreement ("Settlement Agreement") between the Parties. The Settlement Agreement, once fully executed, shall serve as a full and final resolution of the case captioned BASF Corp. v. Nanophase Technologies Corp., Docket No. MRS-L-001396-22, in the Superior Court of New Jersey, Morris County, and shall fully and finally resolve additional disputes related to BASF Zinc Oxide supply exclusivity and whitening issues. This MOU shall be incorporated by reference in the Settlement Agreement. If that Settlement Agreement is not fully executed by the Parties within thirty ("30") days of the Effective Date, either party may uniformly and upon written notice terminate this MOU and all binding terms contained herein. Neither this MOU, nor any of its terms, nor any of the negotiations or proceedings connected with it shall be offered as evidence or received in evidence in any pending or future action or proceeding of any type whatsoever provided, however, that the fully executed Settlement Agreement may be offered in order to enforce the terms thereof.

Material Terms

1. Forecasting:

	Current	Updated
Yearly Volume Outlook	Volume tier (whole year outlook)	Yearly non-binding volume outlook due before [**] for the following year — volume tier determination ("Total Volume Outlook"). The Total Volume Outlook shall establish the basis for [**] for the Yearly Price Schedule.
Forecast	[*] Forecast for [*] months	[**] Forecast is due by [**] for [**] of the year and by [**]for [**] of the year. Forecast is non-binding and can be adjusted depending on (changing) market demand.
Purchase Order (PO)	[*] lead time for PO	Purchase order is submitted per lead time listed in Product Supply Details table (before requested delivery date). Firm volume and delivery date commitment. Any changes to delivery date(s) to be mutually agreed upon within [***] of Nanophase's receipt of PO.
S&OP	[***]	[*****]- Review of actuals and forecast to be included. The Product Supply Details, under Section 2 below, may be adjusted by mutual, written agreement in response to objective and demonstrable changes in market demand.
Operational Check-Ins	[*]	[*] operational calls (Nanophase customer service & BASF supply chain). Review status of [****], and other operational topics. A [***] report will be issued [**] business days prior to the operational check-in by Nanophase The report shall include status on all [*] received [**] business days prior to the report due date, status of [**] levels, and the percentage of the Total Volume Outlook for which [**] have been issued as of the report date. All parties agree to set the date and time for the subsequent operational check-in during each meeting.

2. Product Supply Details:

Product Name	Commercial Pack size (kg)	Package Material Description	MOQ (kg)	Batch Size (kg)	Lead Time for P.O.s (wks)	Order Confirmation after receipt of PO	Safety Stock (kg) Inventory (see “2.a.”)	Recent Lead Time (wks)
Z-[*]	[*]	Bag Fiberboard Box	[*]	[*]	[*]	[*] business days	[*] kg	[*] weeks
Z-[*]	[*]	Bag Fiberboard Box	[***]	[*]	[*****]	[*] business days	[*****]	[*] weeks
Z-[*]	[*]	Bag Fiberboard Box	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Bag Fiberboard Box	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Bag Fiberboard Box	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Bag Fiberboard Box	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	[**] Fiberboard Box	[*]	[**]	[*]	[*] business days	[*]	[*] weeks

2. a.  Replenishment of [**]:

When Nanophase uses [**] to supply orders in excess of [***] of Z-[**] for a specific [*], Nanophase will have [***] time to replenish [**] to the required level for such contract year. BASF to provide notice through the [**] forecast and/or [**] S&OP meeting of any anticipated requirements exceeding [***].

2. b.  Maximum Capacity:

Nanophase will not be required to produce more than [***] in the aggregate ("Max Capacity") of all zinc oxide product(s) in any contract year. If the Total Volume Outlook in any given year exceeds [*]% of the Max Capacity, BASF and Nanophase shall use commercially reasonable efforts to agree on a path forward to increase the Max Capacity as necessary based on the market changes impacting such demand.

3.   Shutdowns:

Nanophase shall advise BASF of a planned shutdown with estimated dates and down time no later than [**] prior to start of shut down. Once shut down details are confirmed, Nanophase shall communicate firm dates and planned down time to BASF within [**] of confirmation.

Nanophase to pre-build inventory for [*] for planned shutdown at [**], the most recent forecasted volume, for anticipated shut down period.

Nanophase shall advise BASF, within [*] business days, any unplanned shutdowns that impact BASF delivery schedules.

4.   Deviations:

Nanophase to advise BASF, within [*] business days of any unplanned delivery date changes that occur within the firm order commitment window ([**] prior to delivery date).

Nanophase to advise BASF, within [*] business days of any deviations from any specifications set by BASF. This includes but is not limited to, product specifications and packaging specifications. Deviations to be approved by BASF.

5.   Nanophase's inventory requirements, and BASF's purchase order lead-time and forecast requirements, shall not be other than as stated in this MOU.

6.   Governing Law. This MOU, and the Settlement Agreement, if executed, shall be governed by and construed in accordance with the laws of New York.

7.   Dispute Resolution: Any dispute, controversy or claim arising out of or in connection with this MOU and, if executed, the Settlement Agreement, including but not limited to any question regarding its existence, interpretation, performance, validity or termination shall be exclusively submitted to and finally resolved by the courts of the State of New Jersey.

8.   Except to the extent they require amendment to incorporate and reflect the terms set forth above, all terms and conditions of the 1999 Zinc Oxide Supply Agreement and its Amendments shall remain in full effect in accordance with their terms.

BASF CORPORATION NANOPHASE TECHNOLOGIES CORP.

/s/	/s/
SIGNATURE	SIGNATURE

PRINTED	PRINTED
NAME: Nader Mahmoud	NAME: Jess Jankowski

TITLE: VP, Business Management Personal Care, NA	TITLE: President & Chief Executive Officer

DATE: December 21, 2023	DATE: December 21, 2023

Exhibit D

EXECUTION VERSION

AMENDMENT NO. 5 TO ZINC OXIDE SUPPLY AGREEMENT

THIS AMENDMENT NO. 5 (“Amendment No. 5”) to the Zinc Oxide Supply Agreement is entered into as of April 10, 2024, (“Amendment No. 5 Effective Date”) and is made by and between BASF CORPORATION, a Delaware corporation (“BASF” or “Purchaser”) and NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Nanophase”). Nanophase and BASF are occasionally individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	Nanophase and BASF (as successor-in-interest to Sun Smart, Inc.) entered into that certain Zinc Oxide Supply Agreement, dated September 16, 1999 (the “Agreement”), as amended by that certain Amendment No. 1 to Zinc Oxide Supply Agreement dated January 2001, Amendment No. 2 to Zinc Oxide Supply Agreement dated March 17, 2003, Amendment No. 3 to Zinc Oxide Supply Agreement dated September 30, 2012, and Amendment No. 4 to Zinc Oxide Supply Agreement dated January 1, 2019 (collectively the “Amendments”).

B.	Nanophase and BASF entered into a memorandum of understanding named Binding Memorandum of Understanding, Regarding Purchase and Supply of Zinc Oxide under the 1999 Zinc Oxide Supply Agreement and its Amendments Between BASF Corp. and Nanophase Technologies Corp. dated December 21, 2023 and a memorandum of understanding named Binding Memorandum of Understanding, Regarding Zinc Oxide Exclusivity in the 1999 Zinc Oxide Supply Agreement and its Amendments Between BASF Corp. and Nanophase Technologies Corp. dated November 27, 2023 (collectively the “MOUs”).

C.	Nanophase and BASF desire to amend the Agreement and Amendments to incorporate the understanding of the Parties as reflected in the MOUs as set forth herein.

D.	Nanophase and BASF agree that this Amendment No. 5 shall supersede the MOUs as of the Amendment No. 5 Effective Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	AMENDMENTS TO AGREEMENT

The Agreement is amended as follows:

1.1	Exhibit B of the Agreement (Pricing Schedule) is hereby replaced with the attached new Exhibit B, which shall be fully incorporated and supersede any prior versions as of the Amendment No. 5 Effective Date.

EXECUTION VERSION

1.2	Section 1.01 of the Agreement (Agreement to Purchase and Sell) is hereby amended by deleting the last sentence.

1.3	Section 1.02 of the Agreement (Forecasts) is hereby deleted in its entirety and amended and replaced with the following language:

“Forecasts.

(a)	Yearly Volume Outlook. No later than [**] of each year, BASF shall provide Nanophase with a non-binding volume outlook for BASF’s expected purchase of Products for the following year (the “Total Volume Outlook”). For the avoidance of doubt, the Total Volume Outlook shall not itself constitute a purchase order for Product.

(b)	[**] Forecasts. BASF shall provide Nanophase with non-binding, [**] forecasts for BASF’s expected purchase of Products by [**] of each year for the [**] of the following year and by [**] of each year for the [**] months of the year (each a “[**] Forecast”). In the [**] Forecasts, and/or at the [**] meeting described in (c) below, BASF shall provide Nanophase with notice of any anticipated requirements exceeding [***] in any given month. For purposes of this Section 1.02 and any other references in the Agreement and its Amendments to the term “[*] Forecast” shall be deleted and replaced with the term “[**] Forecast”. For the avoidance of doubt, the [**] Forecasts shall not themselves constitute purchase orders for Product.

(c)	Sales and Operation Planning. Representatives from BASF and Nanophase shall meet in [*] and [*] of each year during the term of the Agreement to review and discuss the [**] Forecasts, [*****] to BASF, [****], and the Product Supply Details in Appendix 1 to this Amendment No. 5, provided that such meetings may be held by audio or video teleconference at the request of either Party. The Product Supply Details in Appendix 1 to this Amendment No. 5 may be amended by mutual, written agreement by the Parties in response to objective and demonstrable changes in market demand for the Products.

(d)	Operational Check-Ins. Representatives from BASF’s supply chain and Nanophase’s customer service shall meet [*] to review and discuss the status of [*****], and other operational topics (the “[*] Operational Check-In Meeting”), provided that the [*] Operational Check-In Meeting may be held by audio or video teleconference at the request of either Party. Nanophase shall provide BASF with a [*] report of [***] [**] Business Days prior to each [*] Operational Check-In Meeting. Such monthly report shall include status on all [**] received as of [**] Business Days prior to the due date of the [*] report, status of [***], and the [*] of the Total Volume Outlook for which [**] have been issued as of the report date. During each [*] Operational Check-In Meeting, the Parties shall agree to the date and time of the next [*] Operational Check-In Meeting.”

EXECUTION VERSION

1.4	Section 1.03 of the Agreement (Orders) is hereby deleted in its entirety and amended and replaced with the following language:

“Orders.

(a)	Each order for Product will be made by a written purchase order issued by a representative of BASF that will set forth the amount of Product ordered, the price initially payable, and the delivery date. The amount of Product ordered and the delivery date shall take into account the ****] and [**] for purchase orders specified in Appendix 1 of this Amendment No. 5. Nanophase shall acknowledge and provide BASF with a written acceptance of each purchase order, including the [*****] within [**] Business Days of its receipt of a purchase order.

(b)	Nanophase shall advise BASF within [**] Business Days of any unplanned delivery date changes that occur within [***] prior to the delivery date, including any deviations from any specifications set by BASF including, but not limited to, product specifications and packaging specifications. Nanophase shall not make any such deviations without the prior written approval of BASF. Any change to the delivery date specified on a purchase order must be mutually agreed to by the Parties in writing within [***] of Nanophase’s receipt of the purchase order.”

1.5	Section 1.04(a) of the Agreement (Price) is hereby deleted in its entirety and amended and replaced with the following language:

“(a) The price payable per kilogram of Product ordered shall be determined in accordance with the Total Volume Outlook and the price levels as set forth in Exhibit B, attached to this Amendment No. 5. Pricing shall be subject to adjustment as set forth in subsections 1.04 (b) and (c).”

1.6	Section 1.05 of the Agreement (Shipping Date) is hereby deleted in its entirety and amended and replaced with the following language:

Shipping Date. Nanophase will have Product available for shipment F.O.B. its facility and will deliver Product to the carrier at the Nanophase loading dock, packaged and labeled in accordance with Exhibit A, by the date set forth in the relevant purchase order; provided that Nanophase shall not be required to so ship in any month an amount of more than [*]% of the amount shown for such month in the then current [**] Forecast. Risk of loss or damage to Product will pass to Purchaser upon shipment.

EXECUTION VERSION

1.7	Section II of the Agreement (EXCLUSIVITY; REQUIREMENTS) is hereby amended by the addition of a new Section 2.0 as follows:

“Definitions.

(a)	“Affiliate” means a person or corporate entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person or corporate entity.

(b)	“BASF Zinc Oxide” means (a) Zinc Oxide and Zinc Oxide compositions developed, made, manufactured, processed, supplied, or sold by Nanophase (or its Affiliates) for or to BASF at any time prior to the Exclusivity MOU Effective Date, and (b) and modifications or variations of (a), made at any time, that would not require a [***].

(c)	“Business Day” means any day except Saturday, Sunday, and any other day that is a federal legal holiday or any day on which banking institutions are authorized or required by law or other governmental action to close.

(d)	“Custom Dispersions” means Zinc Oxide or a Zinc Oxide composition in any form other than powder having a Zinc Oxide content of greater than [*]%, but not to exceed [*]%, by weight of composition, that Nanophase or its Affiliates solely developed for a particular customer.

(e)	“Exclusivity MOU Effective Date” means November 27, 2023.

(f)	“Field” means hair care products, sun care products, oral care products, baby care products, toiletries, color cosmetics, topical human sunscreen products, and skin care products, which shall include, without limitation, deodorants and antiperspirants.

(g)	“Finished Good” means a product containing Zinc Oxide that, except for packaging or labeling, is in final dosage form, a form for use in final consumer market products (containing all active and inactive ingredients). Finished Goods for commercial use shall not be modified, manufactured, processed, compounded, altered, or changed in any way by Nanophase (or its Affiliates) or any third party following the transfer, shipping or sending of such product by Nanophase (or Affiliates) to any third party.

EXECUTION VERSION

(h)	“Ingredient” means any Zinc Oxide or composition containing Zinc Oxide, including coated or uncoated powder, dispersions, and mixtures, that is not a Finished Good or Custom Dispersion.

(i)	“Nanophase-Developed Finished Product” means a Finished Good containing Zinc Oxide that, if the composition of such Finished Good were patented or patentable in the United States, at least one inventor of such patent would, at the time of invention, be a Nanophase (or its Affiliate) employee or agent under U.S. patent law. For avoidance of doubt, a Finished Good need not be actually patented or patentable to be a Nanophase-Developed Finished Product.

(j)	“Other Zinc Oxide” means Zinc Oxide and Zinc Oxide compositions that are, on or after the Exclusivity MOU Effective Date, under development or first developed, manufactured, made or produced by Nanophase (or its Affiliates), and which are not BASF Zinc Oxide.

(k)	“Product” means BASF Zinc Oxide.

(l)	“Zinc Oxide” means a mineral composition containing zinc oxide.”

1.8	Section 2.01 of the Agreement (Nanophase Exclusivity) is hereby deleted in its entirety and amended and replaced with the following language:

“Nanophase Exclusivity.

(a)	BASF has the exclusive right to use BASF Zinc Oxide as an Ingredient in the Field anywhere in the world, except as Nanophase is permitted under (b) and (c) below. Nanophase shall not supply, offer for sale, or sell BASF Zinc Oxide, including any Finished Good containing BASF Zinc Oxide, except as Nanophase is permitted under (d) below, to any customer, except for BASF, in the Field anywhere in the world.

(b)	Nanophase can supply and sell Zinc Oxide sold under the brand name ZO-S1 (which may be encompassed within one of the following current INCI names: Zinc Oxide (and) [*****]; Zinc Oxide (and) [****]; or currently proposed future INCI names: Zinc Oxide (and) [*] (and) [*] (and) [**]; or Zinc Oxide (and) [*]) for use as an Ingredient in any product sold in the Field only to the single customer to which Nanophase supplied such ZO-S1 powder prior to the Exclusivity MOU Effective Date and only with a composition identical to that supplied to such customer prior to the Exclusivity MOU Effective Date provided, however, that Nanophase may after the Exclusivity MOU Effective Date substitute an ingredient in such composition only to the extent required to comply with governmental regulations and if the composition has essentially the same [*****]) as before and after the ingredient substitution.

EXECUTION VERSION

(c)	Nanophase (or its Affiliates) can supply and sell Custom Dispersions for use in the Field to the extent that:

i.	Nanophase (or its Affiliates) began selling such Custom Dispersion to a customer prior to the Exclusivity MOU Effective Date and sells that Custom Dispersion only to that customer (including its Affiliates); or

ii.	Nanophase (or its Affiliates) first sells such Custom Dispersion on or after the Exclusivity MOU Effective Date and sells that Custom Dispersion only to the customer (including its Affiliates) for whom it was developed up to a maximum amount of [***] metric tons per [*], as measured by the content of Zinc Oxide by weight of composition.

(d)	Nanophase (or its Affiliates) can supply, offer for sale, or sell Nanophase-Developed Finished Products, in either final packaging or bulk form to be repackaged, to customers in the Field anywhere in the world.

(e)	Nanophase hereby grants to BASF an exclusive right of first refusal for the worldwide exclusive right to use as an Ingredient any and all Other Zinc Oxide in any product sold in the Field, except as provided in (c)(ii) above. Specifically, and without limiting the foregoing, except in compliance with the terms of this Section 2.01(e), neither Nanophase nor its Affiliates shall enter into any agreement or consummate any transaction with any person or entity other than BASF to supply, offer for sale, or sell as an Ingredient any Other Zinc Oxide in the Field anywhere in the world.

i.	If Nanophase or its Affiliate desires to supply, offer for sale, or sell as an Ingredient Other Zinc Oxide in the Field anywhere in the world, Nanophase shall first exclusively offer such Other Zinc Oxide to BASF (“Offer”) and provide BASF with such Other Zinc Oxide in quantities sufficient for BASF’s evaluation and assessment of the Other Zinc Oxide (“Evaluation Material”). Such Offer shall be in writing and include the material commercial terms, such commercial terms to include, without limitation, [****], under which Nanophase is willing to supply such Other Zinc Oxide to BASF. For a period of [***] commencing on the date BASF has possession of both the Offer and Evaluation Material (the “Acceptance Period”), BASF shall have the exclusive right, but not the obligation, to accept the Offer and negotiate in good faith the remaining terms and conditions of an agreement under which Nanophase (or its Affiliate) will exclusively supply to BASF such Other Zinc Oxide in the Field. For the avoidance of doubt, Nanophase (or its Affiliate) shall not supply, offer for sale, or sell such Other Zinc Oxide in the Field to any third party during the Acceptance Period. If BASF does not accept the Offer or the Parties are unable to mutually agree in writing on the terms and conditions for the supply to BASF of such Other Zinc Oxide in the Field, then after the Acceptance Period, Nanophase may offer to supply or sell such Other Zinc Oxide in the Field to any third party, provided, however, that if Nanophase (or its Affiliate) contracts with any third party for [*****] such Other Zinc Oxide or the Zinc Oxide used in such Other Zinc Oxide on [*****], Nanophase shall promptly notify BASF of such [***] and offer to supply such Other Zinc Oxide or Zinc Oxide to BASF [*****].

EXECUTION VERSION

(f)	Except for supply or sale of Zinc Oxide or Zinc Oxide compositions permitted in this Section 2.01, Nanophase cannot supply or sell Zinc Oxide or Zinc Oxide compositions for use in the Field anywhere in the world. For the avoidance of doubt, nothing in this Agreement limits Nanophase in any respect outside of the Field.”

1.9	Section 3.04 of the Agreement (Inventory) is hereby deleted in its entirety and amended and replaced with the following language:

“Nanophase shall maintain [**] of manufactured Products available to fill purchase orders from BASF [****] than the amounts, if any, stated under the “Safety Stock (kg) Inventory” column in Appendix 1 of this Amendment No. 5. When Nanophase uses safety stock to supply orders in excess of [***] of Z-[***] for a specific [*], Nanophase will have [***] time to replenish the [**] of Z-[*] to the required level specified in Appendix 1 of this Amendment No. 5 for such contract year.”

1.10	Section III of the Agreement (Capacity) is hereby amended by the addition of the following as Section 3.07:

“Maximum Capacity. Notwithstanding anything herein to the contrary, Nanophase will not be required to produce or deliver to BASF more than [*] metric tons in the aggregate (“Max Capacity”) of all Products in any contract year. If the Total Volume Outlook in any given year exceeds [*]% of the Max Capacity, BASF and Nanophase shall use commercially reasonable efforts to agree on a path forward to increase the Max Capacity as necessary based on the market changes impacting such demand.”

EXECUTION VERSION

1.11	Section III of the Agreement (Capacity) is hereby amended by the addition of the following as Section 3.08:

“Shutdowns.

(a)	Nanophase shall advise BASF in writing of any planned shutdown of its facilities that could impact its ability to deliver Products to BASF (“Shutdown Notice”). Nanophase shall deliver the Shutdown Notice to BASF no later than [***] prior to start of the shutdown. The Shutdown Notice shall include estimated dates and down time of the shutdown. Once shut down details are confirmed, Nanophase shall communicate firm dates and planned down time to BASF in writing within [**] of confirmation of such details.

(b)	In preparation for any planned shutdown, Nanophase shall manufacture in advance of such planned shutdown an inventory of Z-[*] at [**] the most recent forecasted volume for the anticipated shutdown period.

(c)	Nanophase shall advise BASF within [**] Business Days of any unplanned shutdown of its facilities that impacts its ability to deliver Products to BASF.”

1.12	Section 7.05 of the Agreement (Governing Law) is hereby deleted in its entirety and amended and replaced with the following language:

“Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of New York. Any dispute, controversy or claim arising out of or in connection with this Agreement, including but not limited to any question regarding its existence, interpretation, performance, validity or termination shall be exclusively submitted to and finally resolved by the courts of the State of New Jersey.”

2.	CONTINUING FORCE AND EFFECT; ENTIRE AGREEMENT

Except as otherwise amended under the terms of Section 1 herein, the Agreement shall remain in full force and effect. This Amendment No. 5 and the Agreement, together with any exhibits and appendices and amendments (and as such exhibits and appendices may be amended, amended and restated, or replaced from time to time), which are hereby incorporated by reference, constitute the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect to thereto. Except as otherwise set out herein, no modification or alteration of this Amendment No. 5 or the Agreement shall be binding upon the Parties unless contained in a writing signed by a duly authorized agent for each respective Party and specifically referring to hereto or thereto. If there is any conflict between the terms of the Agreement and the Amendments and this Amendment No. 5, the terms of this Amendment No. 5 shall prevail.

EXECUTION VERSION

3.	LAW AND DISPUTES

Any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to the interpretation or application of any term or provision of this Amendment No. 5, or claim arising out of or in connection with this Amendment No. 5 (including non-contractual disputes or claims) shall be governed by and construed under the terms of the Agreement, including but not limited to, the Governing Law and Limitation of Warranties provisions in the Agreement.

4.	COUNTERPARTS; FACSIMILE

This Amendment No. 5 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other party, it being understood that all Parties need not sign the same counterpart. This Amendment No. 5 may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

[signatures on following page]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 5 to be duly executed and delivered as of the Amendment No. 5 Effective Date.

SIGNED for and on behalf of	SIGNED for and on behalf of
BASF CORPORATION	NANOPHASE TECHNOLOGIES CORP.

Name: Nader Mahmoud	Name: Jess Jankowski
Position: Vice President Business Management, Personal Care Care Chemicals North America	Position: President & Chief Executive Officer

Signature: /s/________________________	Signature: /s/__________________________

Date: April 10, 2024	Date: April 10, 2024

EXECUTION VERSION

Appendix 1 – Product Supply Details

Product Name	Commercial Pack Size (kg)	Package Material Description	MOQ (kg)	Batch Size (kg)	Lead Time for P.O.s (wks)	Order Confirmation after receipt of PO	Safety Stock (kg) Inventory	Recent Lead Time (wks)
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*] kg	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[***]	[*] business days	[*****] of Total Volume Outlook	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	Corrugated Boxes with Plastic Liners	[*]	[*]	[*]	[*] business days	[*]	[*] weeks
Z-[*]	[*]	[**] Fiberboard Box	[*]	[*]	[*]	[*] business days	[*]	[*] weeks

EXECUTION VERSION

EXHIBIT B

Indicated below is Q1 2024 pricing schedule for Product; F.O.B Nanophase’s plant.

Price Component	Z-[*] ([*] kg Box)	[*]	[**]	Z-[*]	Z-[**]
Base Price- 2024 [**] MT Level	$[*]/kg	$[*]/kg	$[*]/kg	$[*]/kg	$[*]/kg
Q1 2024 [**][1]	$[*]/kg	$[*]kg	$[*]/kg	$[*]/kg	$[*]/kg
Coating & Packaging[2,3]	$[*]/kg ([*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)
Q1 2024 Total[3]	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)	$[*]/kg ($[*]/kg)
Price Component	Z-[*]
Q1 2024 Price[4] - 2024	$[*]/kg

1 [*] may change for specific shipments based upon the actual NTC [***] price.

2 Includes annual adjustment for [**], and [**] totaling $[*].

3 Prices in parentheses are for [*] shipments only. The additional cost for packaging is $[*]/kg.

4 Includes [**], and [*] adjustments per Agreement and prior Amendments, as defined in Amendment No. 5.

Exhibit E

Vincent Montalto (019062007)

DLA PIPER LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, NJ 07078-2704

vincent.montalto@us.dlapiper.com

Attorneys for Plaintiff BASF Corporation

BASF CORPORATION, Plaintiff, v. NANOPHASE TECHNOLOGIES CORPORATION, Defendant.	SUPERIOR COURT OF NEW JERSEY LAW DIVISION, MORRIS COUNTY DOCKET NO.: MRS-L-1396-22 CIVIL ACTION STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to R. 4:37-l(a), the undersigned counsel hereby stipulate that Plaintiff’s Complaint and all claims of Plaintiff, BASF Corporation (“BASF”), against Defendant Nanophase Technologies Corporation (“Nanophase”), and all counterclaims of Defendant Nanophase against Plaintiff BASF be dismissed in their entirety with prejudice, each party to bear its own costs.

DATED: April 10, 2024

/s/ Vincent Montalto

Vincent Montalto (019062007)

DLA PIPER LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, NJ 07078-2704

vincent.montalto@us.dlapiper.com

Attorneys for Plaintiff BASF Corporation

/s/ Marissa Koblitz Kingman

Robert J. Rohrberger

Marissa Koblitz Kingman

FOX ROTHSCHILD LLP

49 Market Street

Morrison, New Jersey 07960

rrohrberger@foxrothschild.com

mkingman@foxrothschild.com

David L. Weinstein

Elizabeth A. Winkkowski

TAFT STETTINIUS & HOLLISTER LLP

111 East Wacker Drive, Suite 2800

Chicago, Illinois 60601

dweinstein@taftlaw.com

ewinkowski@taftlaw.com

Attorneys for Defendant Nanophase Technologies Corporation